UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code)

541-633-4568
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(1)	On November 7, 2016, the Company’s CEO William Waldrop agreed to lend the company $60,000 to be funded on November 8, 2016. Under the terms of the transaction, the loan is due and payable no later than September 30, 2017. The note is at an interest rate of “0” zero percent. The proceeds of the note will be used for working capital to support operational and capital expenditures related to the expansion.

Item 7.01 Regulation FD Disclosure.

The Company has received the following questions and felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

(1)	Q: What are the conversion terms of the Series D Preferred Stock?

A: The Series D Preferred Stock converts at 250 shares of common stock for each share of Series D Preferred Stock. A copy of the Series D Preferred Stock Certificate of Designation has been included as an Exhibit to this 8-K.

(2)	Q: Will you continue to issue Preferred Stock for Acquisitions?

A: The Company will evaluate each proposed acquisition to determine the best combination of cash/debt and/or equity issuance, whether Common and/or Preferred Stock, for all future acquisitions. The Company's strategic objective during its initial growth phase was that these acquisitions were not “cash-out” opportunities for the sellers but an opportunity to join forces in a merger to capitalize on synergies, leverage expertise and take advantage of economies of scale to maximize shareholder value.

(3)	Q: Have any of the Current Officers of the Company sold any shares of stock prior to November 2, 2016?

A: No, neither CEO William Waldrop nor COO Lori Glauser have sold any shares of common stock since their appointment until last Wednesday, November 2, 2016. The decision to sell was based on the opportunity to raise capital for the company at a lower cost to shareholders compared to alternative methods of financing. As per Item 2.03, CEO William Waldrop has loaned $60,000 from his proceeds to the company for working capital to support the operational and capital expenditures associated with the expansion.

Item 8.01 Other Events.

(1)	On November 7, 2016, the Company submitted its OTCQB Initial Certification to the OTC Markets Group as part of the Company’s application to become listed on the OTCQB Venture Market exchange.

Item 9.01 Financial Statements and Exhibits.

99.1	Series D Preferred Stock Certificate of Designation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: November 8, 2016	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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